EXHIBIT 3(i)(1)
                                   CERTIFICATE
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                              DIGITAL BRIDGE, INC.


     We, the undersigned, being the duly Executive Vice President and Secretary of Digital Bridge, Inc.("Corporation"), for the purpose of restating the Articles of Incorporation, as amended of the Corporation, do make and file these Restated Articles of Incorporation, hereby declaring and certifying that the facts (including the fact that this certificate sets forth the articles as amended to the date of this certificate and does not alter or amend the articles, as amended, in any manner) herein stated are true:

                                    ARTICLE I
                                      NAME
                                      ----

     Section  1.01.  Name.  The  name of the Corporation is Digital Bridge, Inc.
                     ----

                                   ARTICLE II
                      RESIDENT AGENT AND REGISTERED OFFICE
                      ------------------------------------

     Section  2.01.  Resident  Agent. The name and address of the Resident Agent
                     ---------------
for  service  of  process  is The Corporation Trust Company of Nevada, 6100 Neil
Road,  Suite  500,  Reno,  Nevada  89511.
     Section  2.02.  Registered  Office. The address of its Registered Office is
                     ------------------
6100  Neil  Road,  Suite  500,  Reno,  Nevada  89511
     Section 2.03.  Other Offices. The Corporation may also maintain offices for
                    -------------
the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada with the same effect as if in the State of Nevada.

                                   ARTICLE III
                                     PURPOSE
                                     -------

     Section  3.01.  Purpose.  The  Corporation  is organized for the purpose of
                     -------
engaging  in  any  lawful  activity,  within  or  without  the  State of Nevada.

                                   ARTICLE IV
                                 SHARES OF STOCK
                                 ---------------

     Section  4.01.  Number  and Class. The total number of shares of authorized
                     -----------------
capital stock of the Corporation shall consist of two classes: Common Stock in the amount of Fifty Million (50,000,000) shares, having a par value of $0.001 per share; and Preferred Stock in the amount of Five Million (5,000,000) shares, having a par value of $0.001 per share.

     The Common and Preferred Stock may be issued from time to time without action by stockholders. The Common and Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

     The Board of Directors may issue such shares of Common and Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

     Section  4.02.  No  Preemptive  Rights.  Holders of the Common Stock of the
                     ----------------------
Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the Corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine form time to time.

     Section  4.03.  Non-Assessability  of  Shares.  The  Common  Stock  of  the
                     -----------------------------
Corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                    ARTICLE V
                                    DIRECTORS
                                    ---------

     Section  5.01.  Governing  Board. The members of the Governing Board of the
                     ----------------
Corporation  shall  be  styled  as  directors.


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     Section 5.02. Board of Directors. The Board of Directors of the Corporation
                   ------------------
on the date of this certificate consists of three (3) members. The By-laws require a minimum of one(1) director and a maximum of fifteen(15) directors. The names and addresses of this Board of Directors are as follows:

        Name                       Address
        ----                       -------

Aaron  C.  Lang                    1860 El Camino  Real, Suite 100
                                   Burlingame, California  94010

John  C.  Flanders,  Jr.           21436 N. 20th, #4
                                   Phoenix, Arizona 85027


Kenneth  A.  Paganini              190  Hubbell Street
                                   San Francisco, California 94107

These individuals shall serve as directors until the next annual meeting of the stockholders or until their successors shall been duly elected and qualified.

     Section.  5.03.  Change in Number of Directors. The number of directors may
                      -----------------------------
be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

                                   ARTICLE VI
                               PERIOD OF DURATION
                               ------------------

     Section  6.01.  Duration. The Corporation shall have a perpetual existence.
                     --------

                                   ARTICLE VII
                       DIRECTORS' AND OFFICERS' LIABILITY
                       ----------------------------------

     Section  7.01. Directors' and Officers' Liability. A director or officer of
                    ----------------------------------
the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                                  ARTICLE VIII
                                    INDEMNITY
                                    ---------

     Section  8.01.  Indemnity.  Every  person  who  was or is a party to, or is
                   -----------
threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonable incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforce in any manner desired by such person. The expenses of officers and directors in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

     Without limiting the application of the foregoing, the stockholders or Board of Directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

     The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE IX
                                   AMENDMENTS
                                   ----------

     Section  9.01.Amendments. Subject at all times to the express provisions of
                   ----------
Section 4.30, which cannot be amended, this Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by


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statute  or  by  these  Articles of Incorporation or said Bylaws, and all rights conferred  upon  the  stockholders  are  granted  subject  to  this reservation.

                                    ARTICLE X
                               POWERS OF DIRECTORS
                               -------------------

     Section 10.01. Powers of Directors. In furtherance and not in limitation of
                   --------------------
the  powers conferred by statute the Board of Directors is expressly authorized:

     (1) Subject to the Bylaws, if any, adopted by the stockholders, to make, alter or repeal the Bylaws of the Corporation;

     (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the Corporation;

     (3) To authorize the guaranty by the Corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

     (4) To set apart out of any of the funds of the Corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;

     (5) By resolution, to designate one or more committees, each committee to consist of at least one director of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

     (6) To authorize the Corporation by its officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, except and to the extent that any such statute shall require action by the stockholders of the Corporation with regard to the exercising of any such power or the doing of any such act or thing.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein and by law.

IN WITNESS WHEREOF, we have hereunto set our hands this 25th day of September, 2000, hereby declaring and certifying that the facts stated hereinabove are true and correct.

DIGITAL  BRIDGE,  INC.

By:  /s/  Seth  R.  Pollack
     ----------------------
       Seth  R.  Pollack,  Executive  Vice  President

By:  /s/  Curtis  L.  Lovil
     ----------------------
      Curtis  L.  Lovil,  Secretary






                                 ACKNOWLEDGMENT

STATE  OF  ARIZONA       )
                         )  ss:
COUNTY  OF  MARICOPA     )

     On this the 25th day of September, 2000, personally appeared before me, a notary public, Seth R. Pollack, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged and swore to me that he executed the same in his authorized capacity and that by his signature on this instrument the person, or the entity upon behalf of which the person acted, executed this instrument in the capacity and for the purpose stated herein.


______________________________________
Notary  Public  in  and  for  said  County  and  State

(Notary  Stamp  or  Seal)

STATE  OF  ARIZONA       )
                         )  ss:
COUNTY  OF  MARICOPA     )

     On this the 25th day of September, 2000, personally appeared before me, a notary public, Curtis L. Lovil, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged and swore to me that he executed the same in his authorized capacity and that by his signature on this instrument the person, or the entity upon behalf of which the person acted, executed this instrument in the capacity and for the purpose stated herein.


______________________________________
Notary  Public  in  and  for  said  County  and  State

(Notary  Stamp  or  Seal)